EXHIBIT 99.01

FORM OF PROXY CARD TO BE SENT TO CAPITAL BANK CORPORATION SHAREHOLDERS

REVOCABLE PROXY

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

CAPITAL BANK CORPORATION Raleigh, North Carolina

SPECIAL MEETING OF SHAREHOLDERS

[                    ], 2005

The undersigned hereby appoints [                    ], [                    ] and [                    ] with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of Capital Bank Corporation which the undersigned is entitled to vote at the Special Meeting of Shareholders, to be held at the corporate offices of Capital Bank located at 4901 Glenwood Avenue, Raleigh, North Carolina, on [                    ], [                    ], 2005, at [      ] [  ].m. local time (the “Special Meeting”), and at any and all adjournments thereof, as follows:

1. The approval of the merger agreement, dated as of June 29, 2005, between Capital Bank Corporation and 1st State Bancorp, Inc. and the related plan of merger, pursuant to which Capital Bank Corporation will acquire 1st State Bancorp, Inc. through the merger of 1st State Bancorp, Inc. into Capital Bank Corporation, with Capital Bank Corporation being the surviving corporation of such merger.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

2. The approval of the issuance of up to 4,966,612 shares of Capital Bank Corporation common stock to the shareholders of 1st State Bancorp, Inc. in connection with Capital Bank Corporation’s acquisition of 1st State Bancorp, Inc. in a merger. The issuance of these shares is subject to adjustment as described in detail in the joint proxy statement/prospectus.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐

3. The approval of the adjournment of the Special Meeting, if necessary, to permit Capital Bank Corporation to solicit additional proxies if there are insufficient votes at the Special Meeting to constitute a quorum or to approve the merger agreement and related plan of merger or the issuance of shares of Capital Bank Corporation common stock in the merger.

		FOR	AGAINST	ABSTAIN
		☐	☐	☐
The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Please be sure to sign and date this Proxy in the box below.	Date

Shareholder sign above Co-holder (if any) sign above
Ù Detach above card, date, sign and mail in postage-paid envelope provided. Ù
CAPITAL BANK CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting and a joint proxy statement/prospectus dated [                    ], 2005.

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. Partnership proxies should be signed in partnership name by an authorized person. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.